UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

COEUR D'ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

400 Coeur d'Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d'Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 9, 2005, the US Army Corps of Engineers filed for a voluntary remand of the Company’s Clean Water Act Section 404 permit authorizing the deposition of fill into wetlands or other waters at the Company’s Kensington gold developmental property in Alaska, which is being challenged in a litigation filed on September 12, 2005 by the Southeast Conservation Council, Sierra Club and Lynn Canal Conservation. On November 12, 2005, the Federal District Court in Alaska granted the remand of the permit to the US Army Corps of Engineers for further review. On November 22, 2005, the US Army Corps of Engineers advised the Company that it was suspending the Section 404 permit pursuant to the Court’s remand to further review the permit. The Company is submitting a work plan which will define the activities at the project that are not impacted by the 404 permit or are allowable activities under the 404 permit that can continue during the suspension by the US Army Corps of Engineers. The Company is unable to predict the outcome of the discussions with the US Army Corps of Engineers, or the impact of this suspension on the project at this time.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)
Dated: November 22, 2005	By: /s/ James A. Sabala
James A. Sabala
Executive Vice President and
Chief Financial Officer